     Press Release

AmeriGas Reports First Quarter Results
February 5, 2019

VALLEY FORGE, PA - AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P. (the "Partnership," NYSE: APU), today reported financial results for the fiscal quarter ended December 31, 2018.
HIGHLIGHTS

•	GAAP net income of $44.5 million, compared with $104.4 million in the prior-year period; Adjusted net income of $122.2 million, compared with $103.7 million in the prior-year period

•	Adjusted EBITDA of $210.7 million, compared with $194.1 million in the prior-year period

•	Strongest first quarter since Fiscal 2014
Hugh J. Gallagher, president and chief executive officer of AmeriGas, said, "We are pleased to report our strongest first quarter in five years, with Adjusted EBITDA up 9% over the last year. Our teams did an excellent job of managing expenses despite the increased activity associated with colder weather, and we continue to see solid volume growth in our National Accounts and Cylinder Exchange programs. As the heating season continues, we remain focused on leveraging technology to drive operational excellence while providing great customer service when it is most needed."
KEY DRIVERS OF FIRST QUARTER RESULTS

•	Degree days for the quarter were 5% colder than normal and 6% colder than last year

•	Retail volumes sold increased by 5 million gallons over the prior year due to the colder weather

•	Unit margins increased compared to the prior-year period reflecting, in part, declining wholesale propane prices later in the period

•	Our National Accounts and Cylinder Exchange programs continued to show solid volume growth, with volumes up over 10% from last year

EARNINGS CALL and WEBCAST
AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss first quarter earnings and other current activities at 9:00 AM ET on Wednesday, February 6, 2019. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 2:00 PM ET on February 6th through 11:59 PM on February 13th. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 2974015.

CONTACT INVESTOR RELATIONS
610-337-1000
Brendan Heck, ext. 6608
Shelly Oates, ext. 3202

ABOUT AMERIGAS
AmeriGas is the nation’s largest retail propane marketer, serving over 1.7 million customers in all 50 states from approximately 1,900 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%. Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com

USE OF NON-GAAP MEASURES
The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, Adjusted EBITDA and adjusted net income (loss) attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.
Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("Adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s Adjusted EBITDA as the profitability measure for its domestic propane segment.
Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income (loss) attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.
Reconciliations of adjusted total margin, EBITDA, Adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP are presented at the end of this press release.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, political, economic and regulatory conditions in the U.S. and abroad, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquisitions and achieve anticipated synergies, and the interruption, disruption, failure, malfunction or breach of our information technology systems, including due to cyber-attack. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

REPORT OF EARNINGS
AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Propane	$742,900	$711,464	$2,577,230	$2,290,946
Other	77,313	75,832	278,665	272,679
	820,213	787,296	2,855,895	2,563,625
Costs and expenses:
Cost of sales — propane	435,415	344,351	1,306,680	1,021,207
Cost of sales — other	21,586	20,994	87,168	81,023
Operating and administrative expenses	235,138	230,339	927,863	918,670
Impairment of tradenames and trademarks	—	—	75,000	—
Depreciation and amortization	45,709	47,424	184,038	193,318
Other operating income, net	(5,719)	(4,637)	(25,455)	(19,645)
	732,129	638,471	2,555,294	2,194,573
Operating income	88,084	148,825	300,601	369,052
Loss on extinguishments of debt	—	—	—	(26,578)
Interest expense	(42,354)	(40,577)	(164,902)	(160,775)
Income before income taxes	45,730	108,248	135,699	181,699
Income tax expense	(409)	(2,378)	(2,246)	(3,575)
Net income including noncontrolling interest	45,321	105,870	133,453	178,124
Deduct net income attributable to noncontrolling interest	(835)	(1,449)	(2,866)	(3,598)
Net income attributable to AmeriGas Partners, L.P.	$44,486	$104,421	$130,587	$174,526
General partner’s interest in net income attributable to AmeriGas Partners, L.P.	$11,776	$12,372	$46,629	$46,166
Limited partners’ interest in net income attributable to AmeriGas Partners, L.P.	$32,710	$92,049	$83,958	$128,360
Income per limited partner unit (a)
Basic	$0.35	$0.97	$0.90	$1.37
Diluted	$0.35	$0.97	$0.90	$1.37
Weighted average limited partner units outstanding:
Basic	93,055	93,016	93,028	93,006
Diluted	93,118	93,080	93,081	93,060
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	310.3	305.0	1,086.6	1,046.2
Wholesale gallons sold (millions)	21.9	17.0	67.2	52.5
Total margin (b)	$363,212	$421,951	$1,462,047	$1,461,395
Adjusted total margin (c)	$441,714	$421,200	$1,528,827	$1,455,313
EBITDA (c)	$132,958	$194,800	$481,773	$532,194
Adjusted EBITDA (c)	$210,667	$194,057	$622,120	$560,221
Adjusted net income attributable to AmeriGas Partners, L.P. (c)	$122,195	$103,678	$270,934	$202,553
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$16,198	$10,105	$59,029	$46,760
Growth capital expenditures	$14,814	$13,480	$49,659	$48,608

(a)
Income per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

(b)	Total margin represents "Total revenues" less "Cost of sales — propane" and "Cost of sales — other."

(c)	The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, Adjusted EBITDA, and adjusted net income attributable to AmeriGas Partners, L.P.

GAAP / NON-GAAP RECONCILIATION
(Thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Adjusted total margin:
Total revenues	$820,213	$787,296	$2,855,895	$2,563,625
Cost of sales — propane	(435,415)	(344,351)	(1,306,680)	(1,021,207)
Cost of sales — other	(21,586)	(20,994)	(87,168)	(81,023)
Total margin	363,212	421,951	1,462,047	1,461,395
Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions	78,502	(751)	66,780	(6,082)
Adjusted total margin	$441,714	$421,200	$1,528,827	$1,455,313

Adjusted net income attributable to AmeriGas Partners, L.P.:
Net income attributable to AmeriGas Partners, L.P.	$44,486	$104,421	$130,587	$174,526
Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions	78,502	(751)	66,780	(6,082)
Impairment of Heritage tradenames and trademarks	—	—	75,000	—
Loss on extinguishments of debt	—	—	—	26,578
MGP environmental accrual	—	—	—	7,545
Noncontrolling interest in net (losses) gains on commodity derivative instruments not associated with current-period transactions, impairment of Heritage tradenames and trademarks and MGP environmental accrual	(793)	8	(1,433)	(14)
Adjusted net income attributable to AmeriGas Partners, L.P.	$122,195	$103,678	$270,934	$202,553

EBITDA and Adjusted EBITDA:
Net income attributable to AmeriGas Partners, L.P.	$44,486	$104,421	$130,587	$174,526
Income tax expense	409	2,378	2,246	3,575
Interest expense	42,354	40,577	164,902	160,775
Depreciation and amortization	45,709	47,424	184,038	193,318
EBITDA	132,958	194,800	481,773	532,194
Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions	78,502	(751)	66,780	(6,082)
Impairment of Heritage tradenames and trademarks	—	—	75,000	—
Loss on extinguishments of debt	—	—	—	26,578
MGP environmental accrual	—	—	—	7,545
Noncontrolling interest in net (losses) gains on commodity derivative instruments not associated with current-period transactions, impairment of Heritage tradenames and trademarks and MGP environmental accrual	(793)	8	(1,433)	(14)
Adjusted EBITDA	$210,667	$194,057	$622,120	$560,221